UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2011

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-34277	25-1445946
(Commission file number)	(IRS employer ID)

112 Market Street, Harrisburg, Pennsylvania	17101
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 231-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2011, Tower Bancorp, Inc. (“Tower”) and Susquehanna Bancshares, Inc. (“Susquehanna”) entered into an Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”), which amends Section 9.1(g) of the Agreement and Plan of Merger dated as of June 20, 2011 between Tower and Susquehanna (the “Merger Agreement”), to correct an inconsistency in the way the performance of the Nasdaq Bank Index is measured as compared to the performance of Susquehanna’s stock price for purposes of determining whether Tower may terminate the Merger Agreement. As amended, the Merger Agreement generally provides a termination right to Tower if, as of a date that is approximately four days prior to the merger, (1) Susquehanna’s stock price has declined from $8.07 by more than 20% and (2) Susquehanna’s stock price has underperformed the Nasdaq Bank Index by more than 20% since the last trading day prior to the date the Merger Agreement was announced. Prior to the Amendment, the performance of Susquehanna’s stock price was measured by comparing $8.07 to the average closing price of Susquehanna’s stock over a 20-trading-day period immediately prior to the closing, while the performance of the Nasdaq Bank Index was measured by comparing the closing price on the last trading day prior to the date of the announcement of the Merger Agreement to the closing price on the fourth day prior to the closing. The Amendment changes the measurement of the Nasdaq Bank Index so that its performance is measured over the same 20-trading-day period over which Susquehanna’s stock performance is measured. The recent extreme volatility in the stock markets highlighted the need for the Amendment to the Boards of Directors of Susquehanna and Tower. The respective Boards unanimously approved the amendment of the termination right in order to avoid the unintended consequences that could occur if the two prices to be compared were measured over different periods in a volatile market. The Amendment did not change Susquehanna’s right to prevent the termination by increasing the consideration paid in connection with the merger to the extent necessary to cause either of the two termination conditions to be deemed not to exist. All other terms and provisions of the Merger Agreement in effect prior to the amendment remain in full force and effect.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On July 1, 2011, Stephan Bushansky, a purported shareholder of Tower, filed a purported shareholder derivative action in the Court of Common Pleas of Dauphin County, Pennsylvania captioned Bushansky v. Tower Bancorp, Inc., et al., No. 2011 CV 6519EQ (the “Dauphin County Lawsuit”). The lawsuit names as defendants Tower, each of the current members of Tower’s Board of Directors (the “Director Defendants”) and Susquehanna. The complaint alleges that the Director Defendants breached their fiduciary duties by failing to maximize stockholder value in connection with the proposed merger with Susquehanna and also alleges that Tower and Susquehanna aided and abetted those alleged breaches of fiduciary duty. The complaint seeks injunctive relief to prevent the consummation of Tower’s pending merger with Susquehanna or, in the event the merger is consummated, damages resulting from the defendants’ alleged wrongful conduct.

On September 26, 2011, Edgar L. Johnson, Jr., another purported shareholder of Tower, filed a separate purported shareholder derivative action in the United States District Court for the Middle District of Pennsylvania captioned Johnson v. Tower Bancorp, Inc., et al., No. 1:11-CV-01777-WWC (the “Federal Lawsuit” and, together with the Dauphin County Lawsuit, the “Lawsuits”). The Federal Lawsuit names as defendants Tower and each of the current members of Tower’s Board of Directors and alleges, among other things, that the Tower directors breached their fiduciary duties in connection with its approval of the merger agreement with Susquehanna in that the consideration offered to Tower’s shareholders was alleged to be inadequate and the process used to negotiate the merger agreement was alleged to be unfair, and that such breaches of fiduciary duty were exacerbated by preclusive transaction protection devices. The complaint seeks, among other things, an unspecified amount of monetary damages and injunctive relief.

The Federal Lawsuit also alleges that the disclosure contained in the preliminary joint proxy statement/prospectus, dated August 17, 2011 (the “Joint Proxy Statement/Prospectus”) and included in the registration statement on Form S-4 filed by Susquehanna with the Securities and Exchange Commission (the “SEC”) (File No. 333-176367) (the “Registration Statement”), failed to provide required material information necessary for Tower’s shareholders to make a fully informed decision concerning the Merger Agreement and the transactions contemplated thereby.

Also in connection with the proposed merger with Susquehanna, Tower has received three letters from attorneys representing three separate purported shareholders, including Messrs. Bushansky and Johnson (the three purported shareholders being collectively referred to in the remainder of this discussion as the “Plaintiffs”), demanding that the Board remedy alleged breaches of fiduciary duties in connection with the merger (the “Demand Letters”). The Demand Letters assert that Tower’s directors breached their fiduciary duties by causing Tower to enter into the Merger Agreement. Among other things, the Demand Letters allege that the merger is unfair to Tower’s shareholders. The Demand Letters request that Tower’s board terminate the Merger Agreement or take action to, among other things, ensure that the consideration paid to Tower’s shareholders is fair and to recover alleged damages on behalf of Tower.

On September 28, 2011, solely to avoid the costs, risks and uncertainties inherent in litigation, Tower and the other named defendants entered into a Memorandum of Understanding with the Plaintiffs. Under the terms of the memorandum, Tower, the other named defendants and the Plaintiffs have agreed to settle the Lawsuits and demands subject to court approval. Pursuant to the terms of the memorandum, Tower has agreed to make available additional information to its shareholders. The additional information will be contained in the definitive Joint Proxy Statement/Prospectus included in an amendment to the Registration Statement to be filed by Susquehanna with the SEC. In return, the Plaintiffs have agreed to the dismissal of the Lawsuits and to withdraw all motions filed in connection with such lawsuit, and to withdraw any previous demands. If the court approves the settlement contemplated in the memorandum, the Lawsuits will be dismissed with prejudice. If the settlement is finally approved by the court, it is anticipated that it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed merger, the Merger Agreement, and any disclosure made in connection therewith. In connection with the settlement, Plaintiffs intend to seek an award of attorneys’ fees and expenses not to exceed $332,500, subject to court approval, and Tower has agreed not to oppose Plaintiffs’ application. The amount of the fee award to class counsel will ultimately be determined by the court. This payment will not affect the amount of merger consideration to be paid in the merger. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the Memorandum of Understanding may be terminated.

Tower and the other named defendants have vigorously denied, and continue to vigorously deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts that were alleged in the Lawsuits and Demand Letters, and expressly maintain that, to the extent applicable, they diligently and scrupulously complied with their fiduciary and other legal burdens and are entering into the contemplated settlement solely to eliminate the burden and expense of further litigation and to put the claims that were or could have been asserted to rest. Nothing in this Current Report on Form 8-K, the Memorandum of Understanding or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the additional information to be contained in the definitive Joint Proxy Statement/Prospectus to be filed by Susquehanna with the SEC and mailed to Tower and Susquehanna shareholders.

Safe Harbor for Forward-Looking Statements

This document contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on Tower’s current expectations, estimates and projections about future events. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, such as whether the parties will ultimately enter into a stipulation of settlement or that the court will approve the settlement even if the parties were to enter into such stipulation. Accordingly, actual results may differ materially. Tower undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional factors that may affect future results, please see filings made by Tower and Susquehanna with the Securities and Exchange Commission (“SEC”), including their Annual Reports on Form 10-K for the year ended December 31, 2010, and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2011 and March 31, 2011.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of Tower and Susquehanna, Susquehanna has filed a registration statement on Form S-4 with the SEC, which has not yet been declared effective by the SEC, and which contains a preliminary joint proxy statement/prospectus.

When declared effective, the registration statement will include the definitive joint proxy statement for Susquehanna and Tower, which will also constitute a prospectus of Susquehanna. This definitive joint proxy statement/prospectus will be mailed to the shareholders of Susquehanna and Tower. Investors and security holders of Susquehanna and Tower are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Tower, Susquehanna and the merger. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Susquehanna or Tower with the SEC, may be obtained free of charge at the SEC’s Web site at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting Brent Smith, Tower Bancorp, Inc., 112 Market Street, Harrisburg, PA 17101, telephone: 717-724-4666 or from Tower’s web site at http://www.towerbancorp.com. Investors and security holders may obtain free copies of the documents filed with the SEC by Susquehanna by contacting Abram G. Koser, Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, PA 17543, telephone: 717-626-4721 or from Susquehanna’s web site at http://www.susquehanna.net.

Susquehanna, Tower and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from shareholders of Susquehanna and Tower in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Susquehanna and Tower in connection with the proposed merger will be set forth in the definitive joint proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of Susquehanna in its Annual Report on Form 10-K for the year ended December 31, 2010 and in its joint proxy statement/prospectus filed with the SEC on March 18, 2011. You can find information about Tower’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2010 and in its definitive proxy statement filed with the SEC on April 8, 2011.

Investors and security holders are urged to read the definitive joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger by and between Tower Bancorp, Inc. and Susquehanna Bancshares, Inc., dated September 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER BANCORP, INC.
(Registrant)

Date: October 3, 2011	By:	/s/ Andrew S. Samuel
Andrew S. Samuel
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger by and between Tower Bancorp, Inc. and Susquehanna Bancshares, Inc., dated September 28, 2011.